UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934
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U.S. Xpress Enterprises, Inc.
(Exact name of registrant as specified in its charter)
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Nevada	62-1378182
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4080 Jenkins Road Chattanooga, Tennessee	37421
(Address of principal executive office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common stock, par value $0.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-224711

Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1 – DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

U.S. Xpress Enterprises, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its Class A common stock, par value $0.01 per share, to be registered hereunder, set forth under the heading “Description of Capital Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-224711), as confidentially submitted to the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), on March 21, 2018, and as publicly filed with the Commission on May 7, 2018, May 23, 2018, June 4, 2018, and June 11, 2018 (as amended and supplemented from time to time, the “Registration Statement”). Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Act that constitutes part of the Registration Statement and that includes such description, shall be deemed to be incorporated herein by reference.

ITEM 2 – EXHIBITS

Pursuant to the Instructions as to Exhibits for this registration statement on Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

U.S. Xpress Enterprises, Inc.

Date: June 13, 2018	By:	/s/ Leigh Anne Battersby
Leigh Anne Battersby
Executive Vice President and Corporate General Counsel